Microsoft Word 10.0.4219;SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 2004

                                    MFB CORP.

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

                               0-23374 35-1907258
           (Commission File Number) (IRS Employer Identification No.)

                             121 South Church Street
                                                             P.O. Box 528
                            Mishawaka, Indiana 46544
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 255-3146




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Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  99.1     Press Release dated April 21,2004

Item 9.           Regulation FD Disclosure.

         Information Provided Under Item 12 of Form 8-K.

MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on April 21, 2004 announcing its results of operations for the quarter ended March 31, 2004. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction. Further, pursuant to SEC Release No. 34-47583, Registrant is including the foregoing Item 12 information under Item 9 because Item 12 has not yet been added to the EDGAR system.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                        /s/Thomas J Flournoy
                                    Thomas J. Flournoy, Chief Financial Officer





Dated: April 21,2004















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April  21, 2004                                       Contact: Charles J.Viater
                                                         President/CEO


                   MFB Corp. ANNOUNCES SECOND QUARTER EARNINGS
                       AND QUARTERLY DIVIDEND DECLARATION

                   Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial, reported today consolidated net income on an unaudited basis of $353,000, or $0.26 diluted earnings per share, for the three months ended March 31, 2004 a decrease from the $470,000, or $0.36 diluted earnings per share, for the three months ended March 31, 2003. MFB Corp's consolidated net income for the six months ended March 31, 2004 is $972,000, or $0.71 diluted earning per share, compared to $1,231,000, or $0.92 diluted earnings per share, for the same period last year.

            Charles Viater, President and CEO, stated that "Although our net income has been affected by the recent slow down in mortgage production and a decline in servicing values, we are pleased with the increase in all other noninterest income and our improved net interest margin."

                   In addition, Mr. Viater announced today that the Board of Directors has declared a cash dividend of $0.12 per share of common stock for the quarter ended March 31, 2004, a 9.1% increase over the dividend for the same quarter last year. The dividend is payable on May 18, 2004 to holders of record on May 4, 2004.

            MFB Corp's net interest income before provision for loan losses for the three month period ended
 March 31, 2004 totaled $2.7 million compared to $2.6 million for the same period last year. For the six month period ended March 31, 2004, net interest income totaled $5.6 million compared to $5.5 million for the same period last year.

                   The provision for loan losses for the second quarter ended March 31, 2004 was $200,000 compared to $450,000 for the second quarter last year. For the six months ended March 31, 2004, the provision for loan losses was $500,000 compared to $900,000 for the same period last year. The decreased provision for this year is based on several factors including the current economic environment, current and past delinquency trends, change in the character and mix of the loan portfolio, adequacy of collateral on loans and historical and estimated loan charge offs. For the second quarter ended March 31, 2004, net charge offs were $253,000, of which $200,000 was related to one commercial loan which had been specifically provided for in prior year loan loss provisions. Net charge offs were $428,000 for the quarter ended March 31, 2003. Year to date net charge offs for the six months ended March 31, 2004 total $378,000 compared to $440,000 for the same period last year.

            Noninterest income decreased from $1.4 million to $1.2 million from the second quarter last year to the second quarter this year. Deposit fees have increased to $732,000 from $305,000 for the prior year quarter but were offset by the significant reduction in gains on sales of mortgage loans and an impairment charge on mortgage servicing rights. The increase in deposit fees is a result of increased service charges on accounts. The impairment on mortgage servicing rights is related to the decline in the market value of servicing rights associated with MFB Financial's $173 million mortgage loan servicing portfolio. The values of mortgage servicing portfolios, which are significantly dependent on estimated loan prepayment speeds, have been volatile in the past two years. MFB Corp's quarterly net income has been significantly affected by this volatility. Noninterest income of $2.7 million for the six months ended March 31, 2004 was comparable to the $2.7 million for the six months ended March 31, 2003. For this period, increased deposit fees were offset by a reduction in gains on sales of mortgage loans.

          Noninterest expense increased 14% from $3.0 million for the second quarter last year to $3.4 million for the second quarter this year and increased 17% year to date primarily due to increased occupancy and equipment for a new branch opening and the new corporate headquarters. Income tax expense has declined from last year for both the three and the six month periods ended March 31 due to decreased income before income taxes.

            MFB Corp's total assets of $426.5 million as of March 31, 2004 have decreased 2% from the $435.2 million at March 31, 2003. Total loans at March 31, 2004 of $331.9 million represented a growth of 7.8% over last year. Mortgage loans have increased from $131.3 million at March 31, 2003 to $133.1 million at March 31, 2004 and commercial loans increased from $150.8 million last year to $167.4 million this year. Investment securities decreased from $47.7 million at March 31, 2003 to $34.0 million at March 31, 2004.

             MFB Corp's allowance for loan losses at March 31, 2004 was 1.60% of loans compared to 1.82% at March 31, 2003. The ratio of nonperforming assets to loans was 1.22% at March 31, 2004 compared to 1.21% at March 31, 2003.

            Total deposits increased 3.5% from $279.4 million last year to $289.2 million this year. Significant increases have occurred in both demand and savings deposits. Federal Home Loan Bank advances decreased from $118.9 million last year to $98.0 million this year.

             Total shareholders' equity increased from $33.1 million at March 31, 2003 to $35.4 million at March 31, 2004. MFB Corp's equity to asset ratio was 8.29% at March 31, 2004 compared to 7.61% last year. The book value of MFB Corp stock increased from $26.16 at March 31, 2003 to $26.61 at March 31, 2004.

             MFB Corp's wholly owned bank subsidiary, MFB Financial, provides retail and small business financial services to the Michiana area through its eight banking centers in St. Joseph and Elkhart counties. MFB's newest banking center was opened in January, 2004 in South Bend, Indiana. MFB will move into its new corporate headquarters in Mishawaka, Indiana during the next quarter ended June 30, 2004.





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

                                          MFB CORP. AND SUBSIDIARY
                                  Consolidated Balance Sheets (Unaudited)
                                       March 31, 2004 and 2003
                                (in thousands, except share information)
                                                                                              March 31,           March 31,
                                                                                                 2004                2003
                                                                                                 ----                ----
   ASSETS
Cash and due from financial institutions                                                       $    6,576         $    12,040
Interest-bearing deposits in other financial institutions - short term                             17,185              43,337
                                                                                              -----------         -----------
      Total cash and cash equivalents                                                              23,761              55,377
Interest-bearing time deposits in other financial institutions                                      1,501                 500
Securities available-for-sale                                                                      34,021              47,659
Federal Home Loan Bank (FHLB) stock, at cost                                                        6,634               6,308

Loans held for sale                                                                                 2,902               3,171

Loans receivable                                                                                  331,861             307,771
       Less: allowance for loan losses                                                             (5,320)             (5,603)
                                                                                               -----------             -------
          Loans receivable, net                                                                   326,541             302,168
                                                                                                -----------           ---------

Accrued interest receivable                                                                         1,470               1,635
Premises and equipment, net                                                                        14,670               5,211
Mortgage servicing rights, net                                                                      1,472               1,753
Investment in limited partnership                                                                   2,445               2,642
Cash Surrender Value of Life Insurance                                                              5,337               5,082
Other assets                                                                                        5,780               3,707

Total Assets                                                                                     $426,534            $435,213

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
      Deposits
           Noninterest-bearing demand deposits                                                $    26,820         $    21,624
             Savings, NOW and MMDA deposits                                                       110,582              98,786
             Other time deposits                                                                  151,801             158,954
                                                                                                  -------             -------
                Total deposits                                                                    289,203             279,364
                                                                                                  -------             -------

      Federal Home Loan Bank advances                                                              97,990             118,915
      Loans from correspondent banks                                                                    -                 300
      Advances from borrowers for taxes and insurance                                                 954               1,264
        Accrued expenses and other liabilities                                                      3,021               2,231
          Total Liabilities                                                                       391,168             402,074
Shareholders' Equity
      Common Stock, 5,000,000 shares authorized;
       shares issued: 1,689,417 - 03/31/04 and 03/31/03
       shares outstanding: 1,329,060 - 03/31/04, 1,266,610 - 03/31/03                              12,486              12,778
        Retained earnings - substantially restricted                                               31,699              30,133
         Accumulated other comprehensive income (loss),
          net of tax of $(12) - 03/31/04 and $(9) - 03/31/03                                         (836)               (438)
         Treasury Stock, 360,357 common shares - 03/31/04
        422,807 common shares - 03/31/03, at cost                                                  (7,983)             (9,334)
                                                                                                   --------            -------
     Total shareholders' equity                                                                    35,366              33,139
                                                                                                 -----------        ---------
       Total Liabilities and Shareholders' Equity                                                $426,534            $435,213
                                                                                                 ========            ========



                                                                MFB CORP. AND SUBSIDIARY
                                                       Consolidated Statements of Income (Unaudited)
                                                 Three Months and Six Months Ended March 31, 2004 and 2003
                                                      (in thousands, except per share information)


                                                       Three Months Ended                 Six Months Ended
                                                        March     31,                           March 31,
                                                       2004             2003             2004              2003

Total interest income                                 $5,446           $5,691           $10,973          $11,865

Total interest expense                                 2,699            3,113             5,418            6,372
                                                       -----            -----             -----            -----

Net interest income                                    2,747            2,578             5,555            5,493

Provision for loan losses                                200              450               500              900
                                                      ------           ------               ---            -----

Net interest income after provision for loan losses    2,547            2,128             5,055            4,593

Other noninterest income                               1,365            1,418             2,671            2,685
Mortgage servicing impairment                           (170)               -                (2)              -
Gain on securities                                        -                 -                 -               40
                                                    ---------           ------         ---------          --------
Total noninterest income                               1,195            1,418             2,669            2,725

Total noninterest expense                              3,399            2,985             6,654            5,688
                                                       -----            -----             -----            -----

Income before income taxes                               343              561             1,070            1,630

Income tax expense (credit)                              (10)              91                98              399

      Net Income                                      $  353            $ 470             $ 972          $ 1,231
                                                      ======            =====             =====          =======



Basic Earnings per common share                        $ .27               .37           $  .75               .95


Diluted Earnings per common share                      $ .26               .36           $  .71               .92


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